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                                                                    EXHIBIT 23.3


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Arrow Electronics, Inc. of our report dated March 21, 2000, except for second paragraph of Note 1 which the date is August 7, 2000 and except for fourth paragraph of Note 8 which the date is August 4, 2000 relating to the financial statements of Wyle Electronics Group, which appears in the Current Report on Form 8-K of Arrow Electronics, Inc. dated September 1, 2000.


/s/  PricewaterhouseCoopers LLP
November 22, 2000